UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2020 (September 9, 2020)

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lydia H. Kennard Appointed Director

On September 9, 2020, the Board of Directors (the “Board”) of AECOM (the “Company”) appointed Lydia H. Kennard to the Board.  Ms. Kennard’s appointment will be effective at a future date to be determined by the Board and Ms. Kennard, with such effectiveness currently anticipated to occur no later than December. Ms. Kennard will become a member of the Strategy, Risk and Safety Committee of the Board upon her appointment to the Board. As a non-employee director, Ms. Kennard will be entitled to receive the same compensation paid by the Company to each of its non-employee directors as described under “Directors’ Compensation” in the Company’s definitive proxy statement for its 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on January 23, 2020, which description is incorporated herein by reference.

Ms. Kennard is the founder and chief executive officer of KDG Construction Consulting (“KDG”), a provider of project and construction management services, and a principal of Airport Property Ventures, LLC, an operator and developer of general aviation facilities. She has served since 2004 on the board of directors of Prologis, Inc., a publicly-traded industrial real estate investment trust, where she currently serves as a member of the governance committee. Ms. Kennard has served since 2013 on the board of directors of Freeport-McMoRan Inc., a publicly-traded natural resources company, where she currently serves as a member of the audit, nominating and corporate governance, and corporate responsibility committees. She has served since 2018 on the board of directors of Healthpeak Properties, Inc., a publicly-traded healthcare real estate investment trust, where she currently serves as a member of the audit and compensation committees. Ms. Kennard was previously a member of the board of directors of URS Corporation, a provider of engineering, construction and technical services, from 2007 until 2014, at which time URS was acquired by the Company. Ms. Kennard served as executive director of Los Angeles World Airports, a system of airports comprising Los Angeles International and other regional airports, from 1999 to 2003 and again from 2005 to 2007. Ms. Kennard holds a Juris Doctor degree from Harvard Law School, a master’s degree in City Planning from the Massachusetts Institute of Technology, and a Bachelor of Science in Urban Planning and Management from Stanford University.

KDG has previously provided certain construction consulting services to a joint venture in which the Company is a majority partner. Since October 1, 2018 (the beginning of the Company’s last fiscal year) KDG, in which Ms. Kennard owns a substantial majority equity interest, received approximately $2,815,436 from such joint venture.  The aforementioned consulting services between KDG and such joint venture have concluded.

Item 8.01 Other Events.

On September 14, 2020, the Company issued a press release announcing Ms. Kennard’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 14, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Dated: September 14, 2020	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer